Exhibit 20

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Payment Date Statement: September 20, 2004

a. Aggregate Amount of Collections	$341,960,014.65
Aggregate Amount of Non-Principal Collections	$2,647,602.41
Aggregate Amount of Principal Collections	$339,312,412.24
Pool Balance	$682,495,526.09
Residual Participation Amount	$182,495,526.09
Excess Funding Account	$0.00

b. Series Allocation Percentage	100.00%
Floating Allocation Percentage	73.26%
Principal Allocation Percentage	N/A

c. Total Amount Distributed on Series 2000-1	$755,625.00

d. Amount of Such Distribution Allocable to Principal on 2000-1	$0.00

e. Amount of Such Distribution Allocable to Interest on 2000-1	$755,625.00

f. Noteholder Default Amount	$0.00

g. Required Subordinated Draw Amount	$0.00

h. Noteholder Charge Offs	$0.00
Amounts of Reimbursements	$0.00

i. Monthly Servicing Fee	$568,746.27
Noteholder Monthly Servicing Fee	$416,666.67

j. Controlled Deposit Amount	$0.00

k. Series 2000-1 Invested Amount at end of period (Gross)	$500,000,000.00
Outstanding Principal Balance	$500,000,000.00

l. Available Subordinated Amount	$117,778,639.74

m. Carry-over Amount	$0.00

n. Reserve Account Balance	$1,750,000.00

o. Principal Funding Account Balance	$0.00
Yield Supplement Account Balance	$1,750,000.00

VW CREDIT, INC. — SERVICER 16-Sep-04	Page 1

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Monthly Servicer Report Input and Summary Page

	From	To	Days
TRANSACTION SUMMARY
Current Interest Period	8/20/2004	9/19/2004	31

Series Allocation Percentage	100.00%
Initial Principal Balance	$500,000,000.00
Outstanding Principal Balance	$500,000,000.00
Principal Balance of Receivables for Determination Date	$661,067,623.04
Amount Invested in Receivables on Series Issuance Date	$500,000,000.00
Initial Invested Amount	$500,000,000.00
Invested Amount at the Beginning of Period	$500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)	$500,000,000.00
Required Subordinated Amount	$117,778,639.74
Excess Funding Account	$0.00
Series 2000-1 Invested Amount at End of Period (net of EFA)	$500,000,000.00
Available Subordinated Amount (previous period)	$111,119,537.56
Incremental Subordinated Amount (previous period)	$63,174,332.08

RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
Yield Supplement Account Initial Deposit	$1,750,000.00
Yield Supplement Account Beginning Balance	$1,750,000.00
Yield Supplement Account Required Amount	$1,750,000.00

Reserve Account Initial Deposit	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00
Reserve Account Beginning Balance	$1,750,000.00

Outstanding Carryover Amount — Beginning Balance	$0.00
Withdrawal from Yield Supplement Account	$0.00
Outstanding Carryover Amount — Ending Balance	$0.00
Yield Supplement Account Balance — Ending Balance	$1,750,000.00
Yield Supplement Account Deposit Amount	$0.00

Withdrawal from Reserve Account	$0.00
Reserve Account Ending Balance	$1,750,000.00
Reserve Account Deposit Amount	$0.00

1-month LIBOR Rate (annualized)	1.6000000%
Certificate Coupon (annualized)	1.7550%
Prime Rate (annualized)	4.5000000%
Servicing Fee Rate (annualized)	1.000%
Excess Spread	1.2650000%

TRUST PRINCIPAL RECEIVABLES
Pool Balance at the Beginning of Period	$753,368,729.00
Pool Balance at the Ending of Period	$682,495,526.09
Average Aggregate Principal Balance	$717,932,127.55
Aggregate Principal Collections	$339,312,412.24
New Principal Receivables	$268,439,211.58
Receivables Added for Additional Accounts	$0.00
Noteholder Default Amount	$0.00
Net Losses	$0.00
Noteholder Charge-offs	$0.00
Miscellaneous Payments (Adjustments and Transfer deposit amounts)	$0.00
Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00
Monthly Interest Accrued, but not Paid	$0.00
Ineligible Receivables	$0.00
Excess Funding Account at Date of Determination	$0.00
Defaulted Receivables in Ineligible and Overconc. Accounts	$0.00
MISCELLANEOUS DATA
Recoveries on Receivables Written Off	$0.00
Spread Over/Under Prime for Portfolio	-0.48%
Weighted Average Interest Rate	4.02%
Previously waived Monthly Servicing Fee	$0.00

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END

Net losses as a % of Avg. Receivables Balance (annualized)	0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
Used Vehicle Receivables’ Balance	$55,411,484.00
Used Vehicle Percentage	8.119%
Used Vehicle Percentage During Last Collection Period	6.897%
Early Amortization Event?	NO
Largest Dealer or Dealer Affiliation Balance	$38,369,365.00
Largest Dealer Percentage	5.093%

Aggregate Principal Amount of Receivables of Dealers over 2%	$86,981,336.78

SUMMARY OF COLLECTIONS
Aggregate Amount of Collections	$341,960,014.65
Aggregate Amount of Non-Principal Collections (including insurance proceeds & rebates)	$2,647,602.41
Investment Proceeds	$4,786.66
Aggregate Amount of Principal Collections	$339,312,412.24
Asset Receivables Rate	3.037%
Use Asset Receivables Rate?	NO
Carryover Amount (this Distribution Date)	N/A

PAYMENT RATE INFORMATION
Monthly Payment Rate	47.26%
Previous Collection Period Monthly Payment Rate	44.48%
Monthly Payment Rate 2 collection periods ago	44.35%
3-month Average Payment Rate	45.36%
Early Amortization Event?	NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
Extend Revolving Period?	YES
Last Day of Revolving Period	N/A
Invested Amount as of Last Day of Revolving Period	N/A
Accumulation Period Length (months)	N/A
First Accumulation Date	TO BE DETERMINED
Expected Final Payment Date	N/A
Required Participation Percentage	104.00%
Principal Funding Account Balance	$0.00
Principal Payment Amount	$0.00
Controlled Accumlation Amount	$0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
Noteholders
1. Monthly Noteholder Interest Distribution	$755,625.00
2. Noteholder Monthly Servicing Fee Distribution	$416,666.67
3. Reserve Account Deposit Amount Distribution	$0.00
4. Noteholder Default Amount Distribution	$0.00
5A. Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)	$0.00
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount	$0.00
6. Outstanding Carryover Amount Distribution	$0.00
7. Yield Supplement Account Deposit Amount Distribution	$0.00
8. Previously waived Monthly Servicing Fee Distribution	$0.00

Excess Servicing	$767,356.51

DEFICIENCY AMOUNT
Deficiency Amount	$0.0
Required Subordinated Draw Amount	$0.0

EXCESS FUNDING ACCOUNT
Withdrawals to purchase Receivables (Since Issuance Date)	$0.00
Additions in connection with a reduction in Receivables	$0.00
Transfers to Principal Funding Account	$0.00

VW CREDIT, INC. — SERVICER 16-Sep-04	Page 2

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Summary

	Collections		Accrual	Distribution
From:	20-Aug-04
To:	19-Sep-04
Days:	31
LIBOR Rate	1.6000000%
(1 month)
Series #	1	Active
VCI Rating:	N/A

TRUST AND SERIES ALLOCATIONS — BEGINNING OF PERIOD

		Series			Required	Required	Outstanding
Series	Series	Allocation	Invested	Subordinated	Participation	Participation	Note
Number	Name	Percentage	Amount	Amount	Percentage	Amount	Balance
	Trust		$500,000,000.00	$117,778,639.74	N/A	$637,778,639.74
	1 Series 2000-1	100.00%	$500,000,000.00	$117,778,639.74	104.00%	$637,778,639.74	$500,000,000.00

VW CREDIT, INC. — SERVICER 16-Sep-04	Page 3

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

INITIAL AMOUNTS

Initial Invested Amount	$500,000,000.00
Invested Amount	$500,000,000.00
Controlled Accumulation Amount	$0.00
Required Subordinated Amount	$117,778,639.74
Annualized Servicing Fee Rate	1.00%
First Controlled Accumulation Date	TO BE DETERMINED
Accumulation Period Length (months)	N/A
Expected Final Payment Date	N/A
Initial Settlement Date	10-Aug-00
Required Participation Percentage	104.00%
Subordinated Percentage	9.5890%

SERIES 2000-1 MONTHLY REPORTING

			Required	Excess
	Series 2000-1	Invested	Subordinated	Funding
Principal Receivables	Total	Amount	Amount	Amount

Series Allocation Percentage	100.00%
Beginning Balance	$500,000,000.00	$500,000,000.00	$117,778,639.74	$0.00
Floating Allocation Percentage	73.26%	73.26%
Principal Allocation Percentage	N/A	N/A

Principal Collections	$339,312,412.24	$339,312,412.24	N.A.	N.A.
New Principal Receivables	$268,439,211.58	$268,439,211.58	N.A.	N.A.
Principal Default Amounts	$0.00	$0.00	N.A.	N.A.
Receivables Added for Additional Accounts	$0.00	$0.00	N.A.	N.A.
Controlled Deposit Amount	$0.00	N/A	N.A.	N.A.

“Pool Factor”		100.00000000%

Ending Balance	$500,000,000.00	$500,000,000.00	$117,778,639.74	$0.00
Floating Allocation Percentage	73.26%	73.26%

Non-Principal Receivables

Non-Principal Collections	$1,939,648.18
Recoveries on Receivables Written Off	$0.00
Investment Proceeds	$4,786.66

EXCESS SPREAD CALCULATION

Weighted Average Rate Charged to Dealers	4.020%
LIBOR	1.600%
Note Rate (LIBOR+15.5 b.p.)	1.755%
Servicing Fee Rate	1.000%
Investor Net Losses	0.000%

Excess Spread	1.265%

VW CREDIT, INC. — SERVICER 16-Sep-04	Page 4

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

Subordinated Amount & Reserve Fund	Current	Previous

Available Subordinated Amount (Previous)	$111,119,537.56	$104,807,316.72
(-) Required Subordination Draw Amount	$0.00	$0.00
(-) Reserve Account Funds to Noteholder Default Amount	$0.00	$0.00
(+) Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00	$0.00

(1) Subtotal	$111,119,537.56	$104,807,316.72
(2) Subordination Percentage * Series 2000-1 Invested Amount	$47,945,205.48	$47,945,205.48

(a) lower of (1) or (2)	$47,945,205.48	$47,945,205.48
(b) Incremental Subordinated Amount (previous period)	$0.00	$0.00
(c) Incremental Subordinated Amount	$69,833,434.26	$63,174,332.08
(d) Payments from Excess Funding Account to Residual Interestholder	$0.00	$0.00

Available Subordinated Amount	$117,778,639.74	$111,119,537.56

Overconcentration Amount	$86,981,336.78	$86,858,258.43

Beginning Reserve Account Balance	$1,750,000.00	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00	$1,750,000.00
Withdrawal from Reserve Account	$0.00	$0.00
Reserve Account Deposit Amount	$0.00	$0.00
Ending Reserve Account Balance	$1,750,000.00	$1,750,000.00

Required Non-Principal Distributions

Available Non-Principal Collections	$2,647,602.41	$2,350,331.74
Noteholder Non-Principal Collections	$1,939,648.18	$1,559,881.40
Residual Interestholder Non-Principal Collections	$707,954.23	$790,450.34
Investment Proceeds	$4,786.66	$4,077.55
Reserve Fund Balance	$1,750,000.00	$1,750,000.00

Total Non-Principal Available	$4,402,389.07	$4,104,409.29

Interest Shortfall	$0.00	$0.00
Additional Interest	$0.00	$0.00
Carry-over Amount	$0.00	$0.00
Carry-over Shortfall	$0.00	$0.00
Additional Interest on Carry-over Shortfall	$0.00	$0.00

Monthly Servicing Fee	$568,746.27	$627,807.27
Noteholder Monthly Servicing Fee	$416,666.67	$416,666.67